EXHIBIT 11.1


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

                                      SEACOR HOLDINGS, INC. AND SUBSIDIARIES
                                         COMPUTATION OF PER SHARE EARNINGS
                               FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                                         (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                       Years Ended December 31,
                                                                       ----------------------------------------------------------
                                                                             1996                1995                1994
                                                                       ------------------  ------------------  ------------------
EARNINGS PER COMMON SHARE - ASSUMING NO
    DILUTION, AS ADJUSTED FOR COMMON STOCK
    EQUIVALENTS:
      Income before extraordinary Item............................   $           2.97(a)  $          1.48(a) $           1.29(a)
      Extraordinary item..........................................              (0.07)                -                   -
                                                                       ------------------  ------------------  ------------------
        Net income................................................   $           2.90(a)  $          1.48(a) $           1.29(a)
                                                                       ==================  ==================  ==================

Weighted average shares outstanding...............................         11,533,198           7,547,330           7,142,355
Shares issuable from assumed conversion of stock options..........            243,545             117,905              76,647
                                                                       ------------------  ------------------  ------------------
                                                                           11,776,743           7,665,235           7,219,002
                                                                       ==================  ==================  ==================

EARNINGS PER COMMON SHARE - ASSUMING
    FULL DILUTION:
      Income before extraordinary item............................   $           2.73     $          1.36    $           1.22
      Extraordinary item..........................................              (0.06)                -                   -
                                                                       ------------------  ------------------  ------------------
        Net income................................................   $           2.67     $          1.36    $           1.22
                                                                       ==================  ==================  ==================

Weighted average shares outstanding...............................         11,533,198           7,547,330           7,142,355
Shares issuable from assumed conversion of stock options..........            273,162             172,276              82,659
Shares issuable from assumed conversion of
    2.5% Convertible Subordinated Notes...........................                  -             156,650             156,650
Shares issuable from assumed conversion of
    6.0% Convertible Subordinated Notes...........................                  -           2,156,083           2,243,880
Shares issuable from assumed conversion of
    5-3/8% Convertible Subordinated Notes.........................          1,762,573                   -                   -
                                                                       ------------------  ------------------  ------------------
      Weighted average shares outstanding, as adjusted............         13,568,933          10,032,339           9,625,544
                                                                       ==================  ==================  ==================

NET INCOME FOR EARNINGS PER COMMON SHARE -
    ASSUMING NO DILUTION:
    Income before extraordinary item..............................   $         34,960    $         11,325    $          9,327
    Extraordinary item, net of income tax effect..................               (807)                 -                    -
                                                                       ------------------  ------------------  ------------------
      Net income..................................................   $         34,153    $         11,325    $          9,327
                                                                       ==================  ==================  ==================

NET INCOME FOR EARNINGS PER COMMON SHARE -
    ASSUMING FULL DILUTION:
    Income before extraordinary item..............................   $         34,960    $         11,325    $          9,327
    Interest and debt discount on 2.5% Convertible Subordinated
      Notes, net of income tax effect.............................                 74                 150                 150
    Interest on 6.0% Convertible Subordinated Notes,
      net of income tax effect....................................              1,078               2,198               2,277
    Interest on 5-3/8% Convertible Subordinated Notes,
      net of income tax effect....................................                970                   -                   -
                                                                       ------------------  ------------------  ------------------
    Income before extraordinary item, as adjusted.................             37,082              13,673              11,754
    Extraordinary item, net of income tax effect..................               (807)                 -                    -
                                                                       ------------------  ------------------  ------------------
      Net income, as adjusted for fully diluted
        earnings per share computation............................   $         36,275    $         13,673    $         11,754
                                                                       ==================  ==================  ==================

(a) This computation is submitted in accordance with Regulation S-K item 601 (b) (11). For the periods noted, it is contrary to APB Opinion No. 15 as per footnote to paragraph 14 which does not require the inclusion of common stock equivalents in the earnings per share calculation if the dilutive effect is less than 3%.

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